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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-A/A

                                 AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ONEIDA LTD.
             (Exact name of registrant as specified in its charter)

                 New York                                    15-0405700
(State or other jurisdiction of incorporation)   (I.R.S. Employer Identification No.)

            163-181 Kenwood Avenue, Oneida, New York         13421
            (Address of Principal Executive Offices)       (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

  Preferred Stock Purchase Rights                New York Stock Exchange

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
      (Title of each class              (Name of each exchange on which each class is
      To be so registered)                           to be registered)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 005-07119 (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)





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                                TABLE OF CONTENTS


         ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         ITEM 2. EXHIBITS.

         SIGNATURE

         INDEX TO EXHIBITS


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Description of Registrant's Securities to be Registered contained in the Form 8-A filed with the Securities and Exchange Commission by Oneida Ltd. (the "Company") on December 26, 1989, as amended by the Form 8-A/A filed with the Securities and Exchange Commission by the Company on December 3, 1999, is incorporated herein by reference.

         On July 28, 2004, the Board of Directors of the Company approved the amendment of the Amended and Restated Rights Agreement ("Rights Agreement") dated as of December 3, 1999 between the Company and American Stock Transfer & Trust Company (the "Rights Agent"). The Rights Agreement is incorporated herein by reference. The foregoing description of the Rights Agreement and its effects does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

ITEM 2. EXHIBITS.

         Item 2 of the Form 8-A is hereby amended by adding the following exhibit attached hereto.

       Exhibit 4 Amendment of the Rights Agreement and Certification of Compliance with Section 26, dated as of August 9, 2004, between the Company and the Rights Agent.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                   ONEIDA LTD.


                                   By: /s/ PETER J. KALLET
                                       ---------------------
                                       Name:  Peter J. Kallet
                                       Title: Chairman of the Board, President &
                                              Chief Executive Officer


Dated:   August 11, 2004





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                                INDEX TO EXHIBITS



       Exhibit No.                              Description
       -----------                              -----------

Exhibit 4 Amendment to the Rights Agreement and Certification of Compliance with Section 26, dated as of August 9, 2004, between the Company and the Rights Agent.